                                                                    Exhibit 11.1

                    Computation of Shares Used in Computing
                              Net Income Per Share



                                                                Three Months Ended
                                                           ----------------------------
                                                           April 3,          March 28,
                                                             1999              1998

                                                           --------          ----------

Common shares, beginning of period                        17,979,812         17,711,422
Common stock equivalents                                   2,070,166          1,762,315
Treasury stock buyback                                    (1,427,271)          (715,635)
Weighted average shares issued                                44,645             38,178
                                                          ==========         ==========
                                                          18,667,352         18,796,280
                                                          ==========         ==========